UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 9, 2010

Global Technologies Group, Inc.
 (Exact name of registrant as specified in its charter)

Florida
 (State or other jurisdiction of incorporation)

333-120908
 (Commission File Number)

20-1354562
 (IRS Employer Identification No.)

1304 N Lakeshore Drive, Sarasota, Florida 34231
 (Address of principal executive offices and Zip Code)

941-685-1616
 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Global Technologies Group

ON OCTOBER  09, 2010 Global Technologies Group, Inc., (OTC PK: GTGP), granted an exclusive distribution and reseller rights contract  for all technologies which are under license, sub licensed or distributed by Global to Sadhana Equity Investments, Inc., a privately held company for six hundred fifty thousand dollars. ($650,000) The agreement was executed by Global and Sadhana on October 09, 2010. The exclusive agreement is for the country of Italy. This agreement is a continuation of Global’s plan for expansion of distribution and sales in its’ covered countries.

The full terms of the agreement granted have not been disclosed.

Contact: Global Technologies Group, Inc
JIMF@GLBTECH.COM
WWW.GLBTECH.COM
Ph: 941-685-1616
Fx: 941-847-0909

About Global Technologies Group, Inc:

Global Technologies Group, Inc. is a company that is in the business of acquiring exclusive licenses, exclusive distribution and reseller agreements on proven new technologies in the environmental and green industries. The criteria for the licensing and exclusive distribution and reseller agreements of the technologies are they must be proven, in use and have an underlying valid patent. The business plan of Global is to utilize the licenses for its’ own use and to also sublicense the technologies it acquires to companies in geographic regions covered under the original license grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES GROUP, INC.

Date: October 12, 2010	By:	/s/ James Fallacaro
James Fallacaro
Chief Executive Officer, President & Director